Exhibit (e)

AMENDED AND RESTATED

DISTRIBUTION AGREEMENT

FOR

ELFUN INCOME FUND

May 1, 2017

State Street Global Advisors Funds Distributors, LLC

One Lincoln Street

Boston, Massachusetts 02111

Dear Sirs:

This is to confirm that, in consideration of the agreements set out below, Elfun Income Fund (the “Fund”), a diversified open-end mutual fund, has agreed that State Street Global Advisors Funds Distributors, LLC (the “Distributor”) will be, for the period of this Agreement, the distributor of units of beneficial interest of the Fund.

1.	Services as Distributor.

1.1. The Distributor agrees to solicit orders for the sale of units of the Fund and to undertake advertising and promotion that it believes reasonable in connection with the solicitation.

1.2. The Distributor will act as agent for the distribution of units of the Fund covered by, and in accordance with, the Fund’s prospectus (the “Prospectus”) and statement of additional information (the “Statement”) then in effect under the Securities Act of 1933, as amended (the “Securities Act”), each included as part of the Registration Statement of the Fund on Form N-1A (the “Registration Statement”), any amendments to the Registration Statement, and any amendments to, supplements to, or material incorporated by reference into the Prospectus or Statement, being referred to collectively in this Agreement as the “Registration Statement.”

1.3. All activities by the Distributor as distributor of units of the Fund will comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the Securities Act or the Investment Company Act of 1940, as amended (the “1940 Act”), by the Securities and Exchange Commission (the “Commission”) or any securities association registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

1.4.

(a) The public offering price of the units of the Fund will be the net asset value determined as set forth in the Registration Statement.

(b) The Distributor will have the right to enter into selected dealer or selling agreements with respect to units of the Fund, and in so doing the Distributor will act as agent for the Fund and as principal only on its own behalf.

1.5. The Distributor will provide one or more persons, during normal business hours, to respond to telephone questions with respect to the Fund.

1.6. The Fund agrees at its own expense to execute any and all documents, to furnish any and all information, and to take any other actions, that may be reasonably necessary in connection with (a) registering units under the Securities Act, if required, to the extent necessary to have available for sale the number of units as may reasonably be expected to be purchased and (b) the qualification and maintenance of the qualification of units of the Fund for sale in such states as the Distributor may designate, except that the Fund will not be obligated to execute a general consent to service of process in any state. The Distributor shall not be liable for damages resulting from the sale of units in jurisdictions where such sale was not authorized under applicable law where the Distributor had no information from the Fund or a service provider which has been delegated responsibility by the Fund for such matters that such sale of shares was unauthorized at the time of such sale of shares.

1.7. The Fund will furnish the Distributor from time to time, for use in connection with the sale of units of the Fund such information with respect to the Fund and its units as the Distributor may reasonably request, all of which information must be signed by one or more of the Fund’s duly authorized officers; and the Fund warrants that the statements contained in any such information, when so signed by the Fund’s officers, will be true and correct. The Fund will also furnish the Distributor upon request with:

(a) financial statements of the Fund audited at least annually by independent public accountants regularly retained by the Fund,

(b) quarterly earnings statements of the Fund or any series of the Fund prepared by the Fund,

(c) a monthly itemized list of the securities in the portfolio of the Fund,

(d) monthly balance sheets with respect to the Fund as soon as practicable after the end of each month and

(e) from time to time any additional information regarding the financial condition of the Fund as the Distributor may reasonably request.

1.8. The Fund represents to the Distributor that the Registration Statement filed by the Fund with the Commission under the Securities Act has been carefully prepared in conformity with the requirements of the Securities Act and the 1940 Act and the respective rules and regulations of the Commission thereunder. The Fund represents and warrants to the Distributor that the Registration Statement contains all statements required to be stated therein in conformity with the Securities Act and the rules and regulations of the Commission; that all statements of fact contained in the Registration Statement are true and correct; and that the Registration Statement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Fund may, but will not be obligated to, propose from time to time such amendment or amendments to the Registration Statement and such supplement or supplements to the Prospectus as may, in the Fund’s judgment, be necessary or advisable. If the Fund does not propose an amendment or amendments or supplement or supplements within 15 days after receipt by the Fund of a written request from the Distributor to do so, the Distributor may, at its option, terminate this Agreement in accordance with the requirements of Section 2 of this Agreement or decline to make offers of the Fund’s securities until the amendments are made. The Fund will not file any amendment to the Registration Statement or supplement to the Prospectus without giving the Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement will in any way limit the Fund’s right to file at any time such amendments to the Registration Statement or supplements to the Prospectus, of whatever character, as the Fund may deem advisable, this right being in all respects absolute and unconditional.

1.9.

(a) The Fund authorizes the Distributor to use any Prospectus with respect to the Fund in the form furnished to the Distributor from time to time in connection with the sale of Fund units and agrees to furnish such quantities of the Prospectus as the Distributor may reasonably request. the Distributor will devote reasonable time and effort to effect sales of Fund units, but will not be obligated to sell any specific number of units. The services of the Distributor under this Agreement are not to be deemed exclusive and nothing contained in this Agreement should be deemed to prevent the Distributor from entering into distribution arrangements with other investment companies so long as the performance of its obligations under this Agreement is not impaired by the Distributor’s doing so.

(b) In selling the units of the Fund, the Distributor will use its best efforts in all respects duly to conform with the requirements of all federal and state laws and regulations of the Financial Industry Regulatory Authority relating to the sale of the units. Neither the Distributor nor any other person is authorized by the Fund to give any information or to make any representations, other than those contained in the Registration Statement or the Prospectus or any supplement or in any sales literature specifically approved by the Fund.

1.10.

(a) The Fund agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against the Fund or any of its officers or trustees in connection with the issuance and sale of any units of the Fund.

(b) The Fund agrees to indemnify and hold the Distributor, its several officers and directors, and any person who controls the Distributor within the meaning of Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending those claims, demands or liabilities and any counsel fees incurred in connection with them) that the Distributor, its officers and directors, or any controlling person may incur under the Securities Act or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in the Registration Statement or the Prospectus or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in either the Registration Statement or Prospectus or necessary to make the statements in any of them not misleading; provided, however, that the Fund’s agreement to indemnify the Distributor, its officers and directors, and any controlling person will not be deemed to cover any claims, demands, liabilities or expenses arising out of any untrue statement or omission in the Registration Statement or Prospectus made in reliance upon and in conformity with written information furnished to the Fund by the Distributor specifically for use in the preparation of the Registration Statement or the Prospectus.

(c) Any person seeking indemnity under Section 1.10(b) shall notify the Fund in writing within a reasonable period after the summons or other first legal process is served on the person seeking indemnification. The failure to notify the Fund in this manner of any such action will not relieve the Fund from any liability under Section 1.10(b) that the Fund may have to the person against whom the action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, except to the extent the defense of the claim in question is materially prejudiced by such failure, and shall not relieve the Trust of any liability otherwise than on account of the Fund’s indemnity agreement contained in Section 1.10(b).

(d) The Fund will be entitled to assume the defense of any suit brought to enforce any claim, demand or liability contemplated by this Section 1.10, but, in such case, the defense will be conducted by counsel of good standing chosen by the Fund and approved by the Distributor (who will not, except with the consent of the Distributor, be counsel to the Fund). In the event the Fund elects to assume the defense of any such suit and retain counsel of good standing approved by the Distributor, the defendant or defendants in the suit will bear the fees and expenses of any additional counsel retained by any of them; but in case the Fund does not elect to assume the defense of any such suit, or in case the Distributor does not approve of counsel chosen by the Fund, the Fund will reimburse the Distributor, its officers and directors, or any controlling person or persons named as defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by the Distributor or them.

(e) The Fund’s indemnification agreement contained in Section 1.10(b) and the Fund’s representations and warranties in this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor, its officers and directors, or any controlling person, and will survive the delivery of any units of the Fund. The Fund’s agreement of indemnity will inure exclusively to the Distributor’s benefit, to the benefit of its several officers and directors, and their respective estates, and to the benefit of any controlling persons and their successors, except that the Fund will not be obligated to indemnify any entity or person pursuant to Section 1.10(b) against any liability to which the Distributor, its officers and directors, or any controlling person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in performance of, or reckless disregard of, the obligations and duties set forth in this Agreement.

1.11.

(a) The Distributor agrees to indemnify and hold the Fund, its several officers and Board members, and any person, if any, who controls the Fund within the meaning of

Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending those claims, demands or liabilities and any counsel fees incurred in connection with them) that the Fund, its officers or Board members, or any controlling person, may incur under the Securities Act, or under common law or otherwise, but only to the extent that the liability or expense incurred by the Fund, its officers or Board members, or any controlling person resulting from the claims or demands arise out of or are based upon any untrue, or alleged untrue statement of a material fact contained in information furnished in writing by the Distributor to the Fund specifically for use in the Registration Statement and used in the Fund’s answers to any of the items of the Registration Statement or in the corresponding statements made in the Prospectus, or arise out of or are based upon any omission, or alleged omission, to state a material fact in connection with the information furnished in writing by the Distributor to the Fund or necessary to make the information not misleading.

(b) Any person seeking indemnity under Section 1.11(a) shall notify the Distributor in writing within a reasonable period after the summons or other first legal process is served on the person seeking indemnification. The failure to notify the Distributor in this manner of any such action will not relieve the Distributor from any liability under this Section 1.11 that the Distributor may have to the person against whom the action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, except to the extent the defense of the claim in question is materially prejudiced by such failure, and shall not relieve the Trust of any liability otherwise than on account of the Distributor’s indemnity agreement contained in Section 1.11(a).

(c) The Distributor will be entitled to assume the defense of any suit brought to enforce any claim, demand or liability contemplated by this Section 1.11, but, in such case, the defense will be conducted by counsel of good standing chosen by the Distributor and approved by the Fund (who will not, except with the consent of the Fund, be counsel to the Distributor). In the event the Distributor elects to assume the defense of any such suit and retain counsel of good standing approved by the Fund, the defendant or defendants in the suit will bear the fees and expenses of any additional counsel retained by any of them; but in case the Distributor does not elect to assume the defense of any such suit, or in case the Fund does not approve of counsel chosen by the Distributor, the Distributor will reimburse the Fund, its officers and directors, or the controlling person or persons named as defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by the Fund or them.

(d) The Distributor will not be obligated to indemnify any entity or person pursuant to this Section 1.11 against any liability to which the Fund, its officers and Board members, or any controlling person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in performance of, or reckless disregard of, the obligations and duties set forth in this Agreement.

1.12. The Fund agrees to advise the Distributor immediately in writing:

(a) of any request by the Commission for amendments to the Registration Statement or the Prospectus or any additional information regarding the Fund;

(b) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceeding for that purpose;

(c) of the happening of any event that makes untrue or misleading any statement of a material fact made in the Registration Statement or the Prospectus or that requires the making of any change in the Registration Statement or the Prospectus in order to make the statements therein not misleading; and

(d) of all actions of the Commission with respect to any amendments to the Registration Statement or the Prospectus, including any supplements, that may from time to time be filed with the Commission.

2.	Term.

This Agreement will become effective as of the date first written above and will continue for an initial term of two years and thereafter will continue automatically for successive annual periods (until terminated in the manner provided herein) so long as its continuance is specifically approved at least annually by the Board, or by a vote of a majority (as defined in the 1940 Act) of the Fund’s outstanding voting securities; provided that, in either event the continuance is also approved by a majority of the Board members who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any party by vote cast in person at a meeting called for the purpose of voting on the approval. This Agreement is terminable without penalty, (a) on not less than 60 days’ notice (i) by action of the Board members of the Fund, or (ii) by the vote of holders of a majority of the Fund’s units, or (b) upon not less than 60 days’ written notice by the Distributor. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act, the rules under the 1940 Act and Commission staff interpretations thereof).

3.	Amendments.

(a) This Agreement may only be modified or amended or the terms hereof waived only if the modification of amendment is specifically approved by (a) the Board, or by the vote of a majority of outstanding voting securities of the Fund, and (b) a majority of those Board members of the Fund who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any party by vote cast in person at a meeting called for the purpose of voting on the approval.

(b) This Agreement supersedes any and all oral or written agreements heretofore made relating to the subject matter hereof, including the Distribution Agreement between the Fund and “State Street Global Markets, LLC” effective, July 1, 2016, and contains the entire understanding and agreement of the parties with respect to the subject matter hereof.

4.	Miscellaneous.

4.1.

(a) The Fund will bear all costs and expenses including fees and disbursements of its counsel and independent accountants, in connection with the preparation and filing of any registration statements and prospectuses under the Securities Act and the 1940 Act, and all amendments and supplements thereto, and the expense of preparing, printing, mailing and otherwise distributing prospectuses, annual or interim reports or proxy materials.

(b) The Fund will bear all costs and expenses of qualification of its units for sale in such states of the United States or other jurisdictions as selected by the Distributor pursuant to Section 1.7 of this Agreement and the cost and expenses payable to each for continuing qualification therein.

If the terms and conditions described above are in accordance with your understanding, kindly indicate your acceptance of this Agreement by signing and returning to us the enclosed copy of this Agreement.

Very truly yours,

ELFUN INCOME FUND

By:	/s/ Ellen Needham
Name: Ellen Needham
Title: President

Accepted:

STATE STREET GLOBAL ADVISORS FUNDS DISTRIBUTORS, LLC

By:	/s/ James E. Ross
Name: James E. Ross
Title: Chief Executive Officer